SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 9/30/2005
FILE NUMBER 811-3826
SERIES NO.: 1

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                      9,452
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B                      2,867
              Class C                      3,372
              Class K                        225
              Investor Class              12,312


74V.     1.   Net asset value per share (to nearest cent)
              Class A                    $ 43.30
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                    $ 42.24
              Class C                    $ 41.59
              Class K                    $ 39.84
              Investor Class             $ 43.21